UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 2, 2009
CPEX Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-33895	26-1172076

(Commission file number)	(IRS Employer Identification Number)
2 Holland Way, Exeter, New Hampshire 03833

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (603) 658-6100
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-10.1 Employment Agreement between CPEX Pharmaceuticals, Inc. and Lance Berman, dated February 2, 2009

Item 1.01. Entry into a Material Definitive Agreement
     CPEX Pharmaceuticals, Inc. has entered into an employment agreement with Lance Berman in connection with his appointment as CPEX’s new Chief Medical Officer, effective February 2, 2009. Prior to joining CPEX, Dr. Berman was Senior Medical Director and Global Medical Team Leader at Pfizer, Inc., where he was responsible for the strategic development and evolution of its worldwide diabetes portfolio. While at Pfizer, Dr. Berman was involved in the post-approval medical development and ongoing commercialization of the inhaled insulin portfolio.
     Under the terms of his employment agreement, Dr. Berman will receive a base salary of $25,000 per month and a hiring bonus of $50,000, and will be eligible for an annual bonus of up to 40% of annual base salary, payable in cash and/or common stock, stock options or restricted stock units, as determined by the Compensation Committee of the Board of Directors. Dr. Berman will also be eligible to participate in the employee benefit plans of CPEX made available generally to executive officers, and CPEX granted Dr. Berman initial awards of 45,000 nonstatutory stock options, with an exercise price of $7.045 per share, and 11,020 restricted stock units. These awards will vest as to one third of the shares on each of the first three anniversaries of February 2, 2009.
     The term of Dr. Berman’s employment agreement expires on December 31, 2009 and renews automatically for successive one-year periods unless either party gives notice of non-renewal effective as of the date of expiration of the then applicable term. In the event that Dr. Berman’s employment is terminated by CPEX without cause, CPEX will pay Dr. Berman an amount equal to twelve months of his base salary and bonus (the higher of the bonus target for the current year or the bonus paid in the prior year), and the vesting of Dr. Berman’s equity awards shall be accelerated on a pro rata basis determined by the number of completed months of service during the then current annual vesting period. If Dr. Berman terminates his employment for good reason within 12 months after a change in control of CPEX, (i) CPEX will pay Dr. Berman two times the average of his aggregate annual cash compensation paid during the two prior calendar years (consisting of annual base salary and bonus, if any); (ii) all of Dr. Berman’s then outstanding equity awards will vest immediately; and (iii) Dr. Berman will be entitled to health and life insurance benefits for a period of up to two years.
     The foregoing description of Dr. Berman’s employment agreement is qualified in its entirety by the terms of the agreement, a complete copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits

Exhibit	Description

10.1	Employment Agreement between CPEX Pharmaceuticals, Inc. and Lance Berman, dated February 2, 2009

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPEX PHARMACEUTICALS, INC. Registrant
By:	/s/ Robert P. Hebert
Robert P. Hebert
Vice President and Chief Financial Officer

Dated: February 3, 2009